UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 8, 2016

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA	94402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2016 Armco Metals Holdings, Inc. received a notice from NYSE Regulation indicating that we are below certain of the continued listing standards of the NYSE MKT as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide due to the delay in filing our Annual Report on Form 10-K for the year ended December 31, 2015 (the "Form 10-K") beyond the filing due date. In furtherance to the disclosure contained in our Current Report on Form 8-K filed on March 24, 2016, we expect to record an impairment of certain assets associated with our recycling operations. We are unable to complete our Form 10-K until such time as we have received an appraisal of these assets. Currently, we are working diligently to obtain the necessary appraisal and complete the Form 10-K. We presently expect to file the Form 10-K by the first week of May 2016.

On April 11, 2016 we issued a press release announcing the receipt of the NYSE Regulation notice, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: April 11, 2016	By: /s/ Kexuan Yao
Kexuan Yao, Chief Executive Officer

Exhibit Index

99.1	Press release dated April 11, 2016